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                                                                       EXHIBIT 5
                                                                    May 21, 1996

GCR Holdings Limited
Sofia House
48 Church Street
P.O. Box HM 762
Hamilton HM CX
Bermuda

Dear Sirs,
GCR HOLDINGS LIMITED (THE "COMPANY")
REGISTRATION OF FURTHER ORDINARY REDEEMABLE SHARES OF US$0.10 EACH (THE "SECURITIES")

     We act as Cayman Islands counsel for the Company, an exempted Company incorporated under the laws of the Cayman Islands, in connection with the registration of the Securities under the United States Securities Act of 1933 (the "Act").

     For purposes of this opinion, we have reviewed the Companies Law (1995 Revision) of the Cayman Islands and have examined, and relied upon:

      (1) a copy of the prospectus (the "Prospectus") which is included in the Registration Statement on Form S-1 the ("Registration Statement") relating to the offering of the Securities in its form to be filed on May 21, 1996 with the Securities and Exchange Commission of the United States of America (the "SEC");

      (2) the form of revised Restated Articles as adopted on 30th October, 1995 and becoming effective on 22nd December, 1996 (the "Articles");

      (3) the Certificate of Incorporation of the Company;

      (4) copies of the Resolutions of the board of directors of the Company adopted on 18th April and 15th May, 1996, respectively and the Resolutions of the committee of the board of directors adopted on 15th May, 1996; and

      (5) Such other documents and laws of the Cayman Islands as we have considered necessary or appropriate for the purposes of rendering this opinion.

     In rendering this opinion we have assumed without independent investigation:

      (a) that we have been provided with originals or copies of all corporate proceedings as minuted and that such originals or copies provided to us are a true and complete record of such proceedings and that the same were duly convened and held in accordance with Memorandum and Articles;

      (b) that the Securities when originally issued were duly paid for by the subscribers therefor in accordance with the provisions of the Articles of Association of the Company then in force and the Company's Confidential Private Placement Memorandum dated August, 1993;

      (c) the genuineness of all documents and signatures;

      (d) the conformity of all faxed and copied documents to their originals;
          and
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      (e) that the public in the Cayman Islands has not been and will not be invited to subscribe for the Securities.

     Based upon, and subject to the foregoing and as hereinafter provided, in our opinion:

      (1) The Company has been duly incorporated and is validly existing under the laws of the Cayman Islands;

      (2) The offering of Securities as contemplated by the Registration Statement, including the Prospectus, has been duly authorized by all necessary action on the part of the Company; and

      (3) Upon the sale of Securities by their existing holders as contemplated by the Registration Statement, including the Prospectus, they will continue to constitute validly issued, fully paid and non-assessable shares in the capital of the Company.

     The foregoing opinions are given only on the basis of the facts of which we are aware on the date hereof and the laws of the Cayman Islands as presently in force. We do not express or imply any opinion in relation to the laws of any other jurisdiction.

     Finally, we consent to the use of our opinions and to all references to our firm included in or made a part of the Prospectus and Registration Statement and in any registration statement that may be filed pursuant to Rule 462(b) promulgated under the Act and to this opinion being filed as an exhibit to the Registration Statement. In giving this opinion we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                          Yours faithfully,

                                          /s/  Maples and Calder
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                                               Maples and Calder